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                                                                EXHIBIT 99.1

CONTACT:  Ralph J. Vaclavik
          President Casinos, Inc.
          St. Louis, Missouri 63122
          314-622-3018

                                                         FOR IMMEDIATE RELEASE


          PRESIDENT CASINOS, INC. ANNOUNCED TODAY NEW DEVELOPMENTS
                   IN ITS LITIGATION WITH COLUMBIA SUSSEX

ST. LOUIS, MISSOURI, December 21, 2007 -- President Casinos,Inc.(OTC:PREZQ.OB) today announced new developments in its litigation with Columbia Sussex, Inc.

At a scheduling conference on December 19, 2007, the Bankruptcy Judge handling the matter stated her intention to enter summary judgment in favor of Columbia Sussex on President's claim that Columbia Sussex breached its contract to purchase President's former St. louis gaming operations. The Bankruptcy Judge also stated her intention to rule in favor of President on the related dispute regarding parking charges for the Cherrick parking lot. The full content and basis for the Court's ruling will not be known until the Court enters its order on these issues. President anticipates that any orders will be appealable and President will make a decision whether to pursue an appeal after review of the Court's Order.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be impacted, either positively or negatively by various factors. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein. Additional information concerning potential factors that could affect the Company's financial condition is included in the filings of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2007 and Quarterly Reports on Form 10-Q for the quarters ended May 31, 2007 and August 31, 2007.

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